      As filed with the Securities and Exchange Commission on April 6, 2001
                                                            Registration No.333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                ----------------

                       WILLIAMS COMMUNICATIONS GROUP, INC.
               (Exact name of issuer as specified in its charter)

                                ----------------

               Delaware                                        73-1462856
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                         Identification No.)

          One Williams Center                                     74172
            Tulsa, Oklahoma                                    (Zip Code)
(Address of principal executive offices)

                                ----------------

                               WCG INVESTMENT PLAN
                              (Full title of plan)

                                ----------------

                                SHAWNA L. GEHRES
                       Williams Communications Group, Inc.
                               One Williams Center
                                 Tulsa OK 74172
                                 (918) 573-2000
            (Name, address and telephone number of agent for service)

                                ----------------

                                        CALCULATION OF REGISTRATION FEE
=======================================================================================================================
 Title of Each                                         Proposed              Proposed
 Class of                                              Maximum               Maximum
 Securities                   Amount                   Offering              Aggregate             Amount of
 To be                        to be                    Price                 Offering              Registration
 Registered*                  Registered               Per Unit(1)           Price(2)              Fee
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
  ($0.01 par value)           20,000,000(3)            $7.40                 $148,000,000          $37,000
=======================================================================================================================

(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on April 3, 2001.

(2)      Estimated solely for the purpose of calculating the filing fee.

(3) Includes an equal number of Rights to purchase Series A Participating Preferred Stock issuable under Williams Communications Group, Inc. Rights Plan. Until the occurrence of certain prescribed events the Rights are not exercisable, are evidenced by the certificates for

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also includes an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         Common Stock, and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held subject to adjustment pursuant to anti-dilution provisions.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference and made a part of this prospectus:

         (a) Williams Communications Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000.

         (b) Williams Communications Current Report on Form 8-K dated March 27, 2001.

         All reports subsequently filed by Williams Communications and the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Williams Communications is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent of Williams Communications. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of Williams Communications provide for indemnification by Williams Communications of its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. In addition, Williams Communications has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

         Williams Communications maintains policies of insurance are under which the directors and officers of Williams Communications are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         *(4.1)   -- Restated Certificate of Incorporation of Williams
                         Communications (filed as Exhibit 3.1 to Current Report on Form 8-K dated October 1, 1999 (the "October 1999 8-K")).

         *(4.2)   -- Restated By-laws of Williams Communications (filed as
                         Exhibit 3.2 to the October 1999 8-K).

         *(4.3)   -- Specimen certificate of common stock (filed as
                         Exhibit 4.1 to Registration Statement No. 333-76007 on Form S-1 relating to an equity offering (the "Equity Registration Statement"), dated April 9, 1999).

         *(4.4)   -- Certificate of designation of Series A Junior
                         Participating Preferred Stock (filed as Exhibit 4.1 to the October 1999 8-K).

         *(4.5)   -- Indenture governing notes dated October 6, 1999,
                         between the Williams Communications and The Bank of New York, Trustee (filed as Exhibit 4.2 to the October 1999 8-K).

         *(4.7)   -- Indenture dated as of August 8, 2000 between the
                         Williams Communications and The Bank of New York, as trustee relating to the 11.70% Senior Redeemable Notes due 2008 and the 11.875% Senior Redeemable Notes due 2010 (filed as Exhibit 4.1 to the S-4 dated October 12, 2000 (the "October 2000 S-4")).

         *(4.8)   -- Registration Rights Agreement dated as of August 8,
                         2000 between the Williams Communications and the initial purchasers (filed as Exhibit 4.2 to the October 2000 S-4).

         *(4.9)   -- Certificate of Designation of 6.75% Redeemable
                         Cumulative Convertible Preferred Stock (filed as
                         Exhibit 4.4 to the October 2000 S-4).

        *(4.10)   -- Rights Agreement, dated as of September 30, 1999,
                         between Williams Communications and The Bank of New York (filed as Exhibit 10.5 to the October 1999 8-K).

          (5.1)   -- Opinion and Consent of Shawna L. Gehres, Esq.,
                         Assistant Secretary and Counsel for the Williams Communications, relating to the validity of the securities.

         (23.1)   -- Consent of Shawna L. Gehres (contained in Exhibit 5.1).

         (23.2)   -- Consent of Ernst & Young LLP.

         (24.1)   -- Power of Attorney.

         (24.2)   -- Certified copy of resolution authorizing signatures
                         pursuant to Power of Attorney.

         (99)     -- WCG Investment Plan.

------------------------------

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, That paragraphs (a)(1)(i) and
                           (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 6th day of April, 2001.


                                      WILLIAMS COMMUNICATIONS GROUP, INC.
                                       (Registrant)



                                      By  /s/ SHAWNA L. GEHRES
                                          --------------------------------
                                      (Shawna L. Gehres, Attorney-in-fact)


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2001:

               SIGNATURE                                                TITLE
               ---------                                                -----

/s/ KEITH E. BAILEY*                                           Chairman of the Board
------------------------------
Keith E. Bailey

/s/ HOWARD E. JANZEN*                                          President and Chief Executive Officer
------------------------------                                 (principal executive officer)
Howard E. Janzen

/s/ SCOTT E. SCHUBERT*                                         Chief Financial Officer
------------------------------                                 (principal financial officer)
Scott E. Schubert

/s/ KEN KINNEAR*                                               Chief Accounting Officer
------------------------------                                 (principal accounting officer)
Ken Kinnear

/s/ JOHN C. BUMGARNER, JR.*                                    Director
------------------------------
John C. Bumgarner, Jr.

/s/ JOHN A. CRAIG*                                             Director
------------------------------
John A. Craig

/s/ JULIUS W. ERVING*                                          Director
------------------------------
Julius W. Erving

/s/ ROSS K. IRELAND*                                           Director
------------------------------
Ross K. Ireland

/s/ MICHAEL P. JOHNSON*                                        Director
------------------------------
Michael P. Johnson

/s/ DR. ROBERT W. LAWLESS*                                     Director
------------------------------
Dr. Robert W. Lawless

/s/ STEVEN J. MALCOM*                                          Director
------------------------------
Steven J. Malcom

/s/ H. BRIAN THOMPSON*                                         Director
------------------------------
H. Brian Thompson

/s/ CUBA WADLINGTON, JR.*                                      Director
------------------------------
Cuba Wadlington, Jr.


*By: /s/ SHAWNA L. GEHRES
     ----------------------
Shawna L. Gehres
Attorney-in-fact


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, state of Oklahoma, on April 6, 2001.

               SIGNATURE                                              TITLE
               ---------                                              -----

WCG Investment Plan

By   /s/ GERALD L. CARSON
     -----------------------------
          Gerald L. Carson                                       Senior Vice President


Dated: April 6, 2001

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                   DESCRIPTION
        -------                   -----------

          (5.1)   -- Opinion and Consent of Shawna L. Gehres, Esq.,
                         Assistant Secretary and Counsel for the Williams
                         Communications, relating to the validity of the
                         securities.

         (23.1)   -- Consent of Shawna L. Gehres (contained in Exhibit 5.1).

         (23.2)   -- Consent of Ernst & Young LLP.

         (24.1)   -- Power of Attorney.

         (24.2)   -- Certified copy of resolution authorizing signatures pursuant to Power of Attorney.

         (99)     -- WCG Investment Plan.